UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

September 27, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

On June 21, 2007, the Spectrum Brands, Inc. (the “Company”) publicly disclosed that it had received a financing commitment from Goldman Sachs Credit Partners L.P. (“GSCP”) and Wachovia Bank, National Association (“Wachovia”), for an asset based loan facility.  On September 28, 2007, the Company entered into the asset-based revolving loan facility (the “ABL Credit Facility”) pursuant to a credit agreement among the Company, certain subsidiaries of the Company party thereto, Wachovia, as the administrative agent, the collateral agent and a letter of credit issuer, GSCP, as the syndication agent, and the lenders party thereto (the “ABL Credit Agreement”).

The ABL Credit Facility replaces a portion of the Company’s term loan facility under its credit agreement dated as of March 30, 2007, among the Company, GSCP, as administrative agent, and the lenders and other financial institutions party thereto (such credit agreement, the “Senior Credit Agreement”) (such term loan facility, the “Senior Credit Facility”).  The ABL Credit Agreement provides for initial aggregate lender commitments of $225 million, with $60 million and $30 million sublimits for a letter of credit facility (the “Letter of Credit Facility”) and swingline loans, respectively, provided that the ABL Credit Agreement limits aggregate borrowing availability at any time to (i) the lesser of the aggregate lender commitments at such time, the borrowing base at such time and the Facility Reduction Amount (as defined in the Senior Credit Agreement) at such time minus (ii) $25 million, subject to further limitations for reserves, overadvance limits and the aggregate outstanding amount of any special agent loans described below.  The proceeds of borrowings under the ABL Credit Facility may be used to repay amounts outstanding under the Senior Credit Facility, to pay fees and expenses related to the ABL Credit Facility and for working capital and other general corporate purposes.  Letters of credit issued under the Letter of Credit Facility may be used solely to support ordinary course obligations of the Company and its subsidiaries.  The ABL Credit Facility has a maturity date of September 28, 2011.

After the occurrence and during the continuance of a default under the ABL Credit Agreement, the administrative agent may, subject to borrowing availability and in the administrative agent’s discretion, make special agent loans that are necessary or desireable (i) to preserve or protect any collateral under the ABL Credit Facility, (ii) to enhance the likelihood of, or to maximize the amount of, repayment by the loan parties of the loans and other obligations under the ABL Credit Facility or (iii) to pay any costs, fees and expenses, or any amounts due to any letter of credit issuer with respect to letters of credit issued by such issuer under the Letter of Credit Facility.

The interest and fees per annum under the ABL Credit Facility are calculated on a 365-day (or 366-day, as the case may be) basis for Base Rate (as defined below) loans when the Base Rate is determined by reference to the Prime Rate (as defined below). All other computations of interest and fees are calculated on the basis of a 360-day year and actual days elapsed.  Base rate (“Base Rate”) interest is an alternate base rate equal to the greater of (i) the prime rate, as defined in the ABL Credit Agreement (the “Prime Rate”), and (ii) the federal funds effective rate in effect on such day published by the Federal Reserve Bank in New York plus 0.5%.  Interest will accrue at a reserve-adjusted LIBOR rate for a specified interest period plus a margin rate of 2.25% per annum or the Base Rate plus a margin rate of 1.25% per annum.

The Company is required to pay a quarterly unused commitment fee and customary fees to the administrative agent.  Pursuant to the Letter of Credit Facility, the Company is also required to pay quarterly participation and fronting fees based on the amount of the letter of credit deposits and the letter of credit exposures, respectively, of the applicable lenders.

The ABL Credit Agreement permits voluntary prepayments of amounts borrowed.  In addition, the Company will be required to prepay amounts borrowed under the ABL Credit Facility in the event that aggregate borrowings under the ABL Credit Facility exceed the maximum borrowing availability or in connection with certain asset sales.

The ABL Credit Agreement subjects the Company to certain customary obligations, including the delivery of financial statements and reports in respect of the collateral supporting the obligations under the ABL Credit Facility.  In addition, the ABL Credit Agreement contains customary restrictive covenants, including, but not limited to, restrictions on the Company’s ability to incur additional indebtedness, create liens, make investments, give guarantees, pay dividends, and merge.

The ABL Credit Facility also contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults under material indebtedness or swap contracts, certain events of bankruptcy and insolvency, judgment defaults, failure of any loan document to be in full force and effect, change of control and ERISA defaults. If an event of default occurs and is continuing, amounts due under the ABL Credit Facility may be accelerated and the rights and remedies of the lenders under the ABL Credit Facility available under the applicable loan documents may be exercised, including rights with respect to the collateral securing obligations under the ABL Credit Facility.

The ABL Credit Facility is secured by certain of the Company’s liquid assets, including, among other things, accounts receivable and deposit accounts (collectively, the “ABL Collateral”), and the obligations under the ABL Credit Facility are guaranteed pursuant to a guarantee and collateral agreement (the “Guarantee and Collateral Agreement”) made by the Company, certain of its subsidiaries and Wachovia, as collateral agent, on September 28, 2007.

In connection with entering into the ABL Credit Facility, the Company also entered into an intercreditor agreement dated as of September 28, 2007, among the Company, certain subsidiaries of the Company party thereto, GSCP, as collateral agent under the Senior Credit Facility, and Wachovia, as collateral agent under the ABL Credit Facility (the “Intercreditor Agreement”).  Under the Intercreditor Agreement, GSCP and Wachovia, on behalf of the secured parties under the respective facilities, have agreed that the liens on the ABL Collateral granted pursuant to the Guarantee and Collateral Agreement shall be senior to the liens on such collateral granted with respect to the Senior Credit Facility, subject to certain exceptions in respect of excess amounts under the ABL Credit Facility.   The Intercreditor Agreement further provides, among other things, for enforcement remedies and the application of proceeds in respect of such collateral.

Also on September 28, 2007, the Company prepaid $200 million of the outstanding principal amount under the Senior Credit Facility from its net working capital, providing the Company with aggregate borrowing availability of approximately $170.8 million under the ABL Credit Facility.  As of September 28, 2007, the Company had not made any borrowings under the ABL Credit Facility.

Copies of the ABL Credit Facility, the Guarantee and Collateral Agreement and the Intercreditor Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the ABL Credit Facility, Guarantee and Collateral Agreement and Intercreditor Agreement are qualified in their entirety by reference to the full text of the respective agreements.

A copy of the press release announcing the closing of the ABL Credit Facility is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Certain Relationships

GSCP and its respective affiliates have performed certain investment banking and advisory services and general banking and financing services for the Company from time to time for which they have received customary fees and expenses. GSCP is the administrative agent and a lender under the Company’s Senior Credit Facility.  GSCP and its affiliates may, from time to time in the future, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive customary fees or expenses.  In addition, certain affiliates of Wachovia have performed certain investment advisory services for the Company from time to time for which they have received customary fees and expenses.

ITEM 5.02.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 27, 2007, Spectrum Brands, Inc. (the “Company”) made a filing with the State of Wisconsin, the Company's jurisdiction of incorporation, to effect a change in the Company’s registered agent.  This filing amends the Company’s amended and restated articles of incorporation to replace the outgoing registered agent with the new registered agent.  There were no other changes to the Company’s articles of incorporation.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation.

10.1
Credit Agreement dated as of September 28, 2007, among the Company, certain subsidiaries of the Company party thereto, Wachovia Bank, National Association, as administrative agent, and the other parties and financial institutions party thereto.

10.2
ABL Guarantee and Collateral Agreement dated as of September 28, 2008, among the Company, certain subsidiaries of the Company party thereto, and Wachovia Bank, National Association, as collateral agent.

10.3
Intercreditor agreement dated as of September 28, 2007, among the Company, certain subsidiaries of the Company party thereto, Goldman Sachs Credit Partmers L.P. and Wachovia Bank, National Association.

99.1	Press Release dated October 1, 2007 issued by Spectrum Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2007	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Senior Vice President, Chief
Financial Officer and Chief
Accounting Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation.

10.1
Credit Agreement dated as of September 28, 2007, among the Company, certain subsidiaries of the Company party thereto, Wachovia Bank, National Association, as administrative agent, and the other parties and financial institutions party thereto.

10.2
ABL Guarantee and Collateral Agreement dated as of September 28, 2007, among the Company, certain subsidiaries of the Company party thereto, and Wachovia Bank, National Association, as collateral agent.

10.3
Intercreditor agreement dated as of September 28, 2007, among the Company, certain subsidiaries of the Company party thereto, Goldman Sachs Credit Partners L.P. and Wachovia Bank, National Association.

99.1	Press Release dated October 1, 2007 issued by Spectrum Brands, Inc.